                                                                   Exhibit 10.18


                              SETTLEMENT AGREEMENT

         This Settlement Agreement (this "Agreement"), is entered into by and between Becton Dickinson and Company, a New Jersey corporation, whose principal place of business is at 1 Becton Drive, Franklin Lakes, New Jersey 07417 (hereinafter referred to as "BECTON") and Quidel Corporation, a Delaware corporation, whose principal place of business is at 10165 McKeller Court, San Diego, California 92121 (hereinafter referred to as "QUIDEL"), effective as of April 1, 1997 ("Effective Date").

                                    RECITALS

         WHEREAS, BECTON and QUIDEL are parties to the action Becton Dickinson and Company v. Quidel Corporation, D.Del. Case No. 97-167 (the "Litigation"); and
         WHEREAS, in the Litigation, BECTON has charged QUIDEL with infringement of U.S. Patent No. 4,703,017 and U.S. Patent No. 5,591,645; and

   WHEREAS, QUIDEL denies that it has infringed the patents set forth above; and

         WHEREAS, BECTON and QUIDEL desire to settle and terminate the Litigation and to cause the Litigation to be dismissed as between the parties on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

A.       LICENSE AGREEMENT AND DISMISSAL

         1. Contemporaneously with the execution of this Agreement, each party shall execute and deliver to counsel for the other party the License Agreements attached hereto as Exhibit A.

         2. Upon receipt by BECTON of the payment specified in Article 4 of the Campbell License Agreement - Human Market included in Exhibit B, BECTON shall thereafter promptly file a dismissal with prejudice of the Litigation.

B.       MUTUAL RELEASES

         1. For purposes of this Agreement, the term "claim" shall mean a claim, right, asserted right or cause of action, whether in law or equity, for money damages or other relief, including costs and attorneys' fees, and whether asserted or unasserted or known or unknown, which arose on or before the Effective Date and which is based on acts or omissions occurring on or before the Effective Date.

         2. Immediately upon the final execution of this Agreement by the parties and the receipt by BECTON of the sum set forth in Article 4 of the Campbell License Agreement - Human Market, BECTON, on its behalf and on behalf of anyone claiming by or through it, shall and does fully and forever remise, release, relinquish, acquit and discharge any claim against QUIDEL that arises out of the transactions or occurrences that are the subject matter of the complaint in the Litigation and could have been brought in the Litigation.

         3. Immediately upon the final execution of this Agreement by the parties, QUIDEL, on its own behalf and on behalf of anyone claiming by or through it, shall and does fully and forever remise, release, relinquish, acquit and discharge any claim against BECTON that arises out of the transactions or occurrences that are the subject matter of the Litigation and could have been brought in the Litigation.





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
                                                                   Exhibit 10.18


         4. The releases set forth above cover and extend to present and former officers, employees, representatives and agents, the insurers of, and the successors and assigns of the parties released, and to any other person or entity that may be claimed to be responsible for the acts or liabilities of the parties released.

C.       AGREEMENT NOT TO CHALLENGE INFRINGEMENT

         1. QUIDEL agrees that it (a) will not assert non-infringement of U.S. Patent No. 4,703,017 or U.S. Patent No. 5,591,645 as a defense in any dispute or litigation between the parties concerning QUIDEL products listed in Exhibit B or QUIDEL products that are Not Materially Different, as hereinafter defined, from such listed products, and (b) will not commence any action for a declaratory judgment that QUIDEL products listed in Exhibit B or QUIDEL products that are Not Materially Different, as hereinafter defined, from such listed products, do not infringe U.S. Patent No. 4,703,017 or U.S. Patent No. 5,591,645.

         2. For purposes of this Settlement Agreement, a QUIDEL product is Not Materially Different if, when considered in regard to the elements of the claims of U.S. Patent No. 4,703,017 or U.S. Patent No. 5,591,645, that product incorporates only an insubstantial change from a QUIDEL product listed in Exhibit B.

         3. In any dispute or litigation over whether a QUIDEL product is Not Materially Different, the burden of proof shall rest with BECTON to prove by a preponderance of the evidence that a QUIDEL product not listed in Exhibit B is Not Materially Different.

D.       ACKNOWLEDGMENT AND AGREEMENT NOT TO CHALLENGE VALIDITY     AND
         ENFORCEABILITY

         1. QUIDEL acknowledges the validity and enforceability of U.S. Patent No. 4,703,017 and U.S. Patent No. 5,591,645 and agrees that it will not challenge the validity or enforceability of either or both of these patents in any future litigation between the parties involving any product. QUIDEL specifically acknowledges that its agreement not to challenge the validity or enforceability of either or both of these patents is absolute and in all respects precludes litigation of the validity or enforceability issue in any litigation between the parties.

E.       GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Delaware.
AGREED:

Dated:           June 13, 1997                QUIDEL CORPORATION
         ------------------------------
                                              BY:     /S/   STEVEN T. FRANKEL
                                                 -----------------------------



Dated:           June 13, 1997                BECTON DICKINSON AND COMPANY
         ------------------------------
                                              BY:     /S/   LARRY E. WARFEL
                                                 -----------------------------





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
                                                                   Exhibit 10.18




                                   EXHIBIT A

                                [ To Be Added ]





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
                                                                   Exhibit 10.18




                                   EXHIBIT B

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